Exhibit 99.1

Contact:

Eric Slusser, Chief Financial Officer

Ben Bier, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces 2015 4th Quarter and Full Year Results;

Narrows 2016 Guidance Range: Raises Mid-Point

ST. LOUIS, February 16, 2016 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2015 fourth quarter and full year net income of $773.5 million and $2,476.4 million, respectively, or $1.13 and $3.56 per diluted share. 2015 fourth quarter and full year adjusted earnings per diluted share, as detailed in Table 4, was $1.56 and $5.53, respectively.1

“Our business model of alignment, developed 30 years ago, has never been more relevant than it is today,” said George Paz, Chairman and CEO. “Our job is to continue to take advantage of the opportunities and uniquely help clients withstand the constant challenges in the healthcare marketplace by taking bold actions to effectively balance pharmacy cost and care. Our focused alignment continues to control client costs, improve patient care and drive long term value to our shareholders.”

“Building upon our strongest retention year ever, an outstanding 1/1/16 performance and the industry’s deepest set of cost-saving solutions, Express Scripts has momentum that maintains our confidence in our 2016 guidance and justifies our excitement about our future,” said Tim Wentworth, President. “Financially and operationally, we are well positioned to drive growth and deliver value to clients and shareholders.”

Fourth Quarter and Full Year 2015 Review

The following compares fourth quarter 2015 and 2014 operating results:

•	Adjusted claims of 341.5 million, up 1% – See Table 1

•	Adjusted EBITDA of $1,932.0 million, up 4% – See Table 3

•	Adjusted EBITDA per adjusted claim of $5.66, up 3% – See Table 3

•	GAAP net income of $773.5 million, up 33%

•	Adjusted net income of $1,063.3 million, up 4% – See Tables 5 and 5A

•	GAAP diluted earnings per share of $1.13, up 43%

•	Adjusted diluted earnings per share of $1.56, up 12% - See Table 4

•	Net cash flow provided by operating activities of $2,874.0 million, down 2%

[1]	All net income, earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA per adjusted claim, adjusted net income and adjusted earnings per share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

The following compares full year 2015 and 2014 operating results:

•	Adjusted claims of 1,298.6 million, down 1% – See Table 1

•	Adjusted EBITDA of $7,046.9 million, up 4% – See Table 3

•	Adjusted EBITDA per adjusted claim of $5.43, up 5% – See Table 3

•	GAAP net income of $2,476.4 million, up 23%

•	Adjusted net income of $3,843.3 million, up 4% – See Tables 5 and 5A

•	GAAP diluted earnings per share of $3.56, up 35%

•	Adjusted diluted earnings per share of $5.53, up 13% - See Table 4

•	Net cash flow provided by operating activities of $4,848.3 million, up 7%

In January 2016, the Company settled the accelerated share repurchase agreement announced in May 2015, and received 9.1 million additional shares, resulting in a total of 64.2 million shares repurchased under the agreement.

2016 Guidance

The Company narrowed its adjusted earnings per diluted share guidance for 2016 from a range of $6.08 to $6.28 to a range of $6.10 to $6.28, which raises the mid-point to $6.19. The guidance range represents growth of 10% to 14% over 2015 – see table below. Additional details on this guidance can be found in Table 6 including items excluded from this range.

The following table compares the 2016 guidance to 2015 adjusted results:

		2015	Table 6 2016 Range	Change from 2015
		(in millions, except per share data)	(in millions, except per share data)
Total adjusted claims	Table 1	1,298.6	1,255 to 1,295	(3%) to flat
Adjusted SG&A	Table 2	$2,068.0	$1,905 to $1,985	(8%) to (4%)
2015 Adjusted EBITDA and 2016 EBITDA*	Table 3	$7,046.9	$7,230 to $7,430	3% to 5%
Diluted weighted average shares		695.3	645 to 665	(7%) to (4%)
Adjusted diluted earnings per share	Table 4	$5.53	$6.10 to $6.28	10% to 14%

*	The Company does not currently anticipate providing 2016 Adjusted EBITDA (See Table 3 for items excluded from 2015 Adjusted EBITDA).

The Company expects the following for the first quarter of 2016:

	Estimated Quarter Ending March 31, 2016	Year-Over-Year Change
(in millions, except per share data)
Total adjusted claims	315 to 325	2% to 6%
Adjusted diluted earnings per share	$1.18 to $1.22	7% to 11%

Consistent with 2015, the Company expects revenues related to a large client contract will be realized in the second quarter due to the structure of the contract.

About Express Scripts

Express Scripts puts medicine within reach of tens of millions of people by aligning with plan sponsors, taking bold action and delivering patient-centered care to make better health more affordable and accessible.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery pharmacy care, specialty pharmacy care, specialty benefit management, benefit-design consultation, drug utilization review, formulary management, and medical and drug data analysis services. Express Scripts also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2016 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. A copy of this document can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2015	2014	2015	2014

Revenues(*)	$26,175.4	$26,312.6	$101,751.8	$100,887.1
Cost of revenues (*)	23,912.2	24,218.6	93,349.9	92,962.0

Gross profit	2,263.2	2,094.0	8,401.9	7,925.1
Selling, general and administrative	1,049.4	1,151.2	4,062.6	4,322.7

Operating income	1,213.8	942.8	4,339.3	3,602.4

Other (expense) income:
Interest income and other	5.7	9.8	24.8	46.7
Interest expense and other	(123.2)	(122.1)	(500.3)	(582.9)

	(117.5)	(112.3)	(475.5)	(536.2)

Income before income taxes	1,096.3	830.5	3,863.8	3,066.2
Provision for income taxes	317.4	241.8	1,364.3	1,031.2

Net income	778.9	588.7	2,499.5	2,035.0
Less: Net income attributable to non-controlling interest	5.4	6.9	23.1	27.4

Net income attributable to Express Scripts	$773.5	$581.8	$2,476.4	$2,007.6

Weighted-average number of common shares outstanding during the period:
Basic	676.8	730.0	689.0	750.3
Diluted	682.7	737.9	695.3	759.1

Earnings per share attributable to Express Scripts:
Basic	$1.14	$0.80	$3.59	$2.68
Diluted	$1.13	$0.79	$3.56	$2.64

(*)	Includes retail pharmacy co-payments of $2,051.8 million and $2,378.0 million for the three months ended December 31, 2015 and 2014, respectively, and $9,170.0 million and $10,272.7 million for the years ended December 31, 2015 and 2014, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	December 31,	December 31,
(in millions)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$3,186.3	$1,832.6
Receivables, net	6,721.3	5,979.8
Inventories	2,023.1	2,113.2
Deferred taxes	—	390.8
Prepaid expenses and other current assets	128.8	251.7

Total current assets	12,059.5	10,568.1
Property and equipment, net	1,291.3	1,584.0
Goodwill	29,277.3	29,280.9
Other intangible assets, net	10,469.7	12,200.9
Other assets	145.5	114.4

Total assets	$53,243.3	$53,748.3

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$9,397.7	$8,488.2
Accounts payable	3,451.8	3,137.3
Accrued expenses	2,659.4	2,836.1
Current maturities of long-term debt	1,646.4	2,551.0

Total current liabilities	17,155.3	17,012.6
Long-term debt	13,946.3	10,966.4
Deferred taxes	4,069.8	4,923.2
Other liabilities	691.4	782.1

Total liabilities	35,862.8	33,684.3

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value; shares issued: 854.5 and 848.6, respectively; shares outstanding: 676.9 and 726.1, respectively	8.5	8.5
Additional paid-in capital	22,204.7	22,671.4
Accumulated other comprehensive (loss) income	(14.0)	2.1
Retained earnings	8,396.8	5,920.4

	30,596.0	28,602.4

Common stock in treasury at cost, 177.6 and 122.5 shares, respectively	(13,223.2)	(8,548.2)

Total Express Scripts stockholders’ equity	17,372.8	20,054.2

Non-controlling interest	7.7	9.8

Total stockholders’ equity	17,380.5	20,064.0

Total liabilities and stockholders’ equity	$53,243.3	$53,748.3

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2015	2014

Cash flows from operating activities:
Net income	$2,499.5	$2,035.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,359.1	2,242.9
Deferred income taxes	(462.1)	(430.5)
Employee stock-based compensation expense	117.1	111.0
Other, net	(46.3)	(8.3)
Changes in operating assets and liabilities:
Accounts receivable	(770.3)	(2,042.4)
Inventories	90.1	(242.1)
Other current and noncurrent assets	78.3	(170.0)
Claims and rebates payable	909.5	1,720.4
Accounts payable	318.3	271.7
Accrued expenses	(142.7)	948.9
Other current and noncurrent liabilities	(102.2)	112.4

Net cash flows provided by operating activities	4,848.3	4,549.0

Cash flows from investing activities:
Purchases of property and equipment	(295.9)	(436.6)
Other, net	27.4	24.7

Net cash used in investing activities	(268.5)	(411.9)

Cash flows from financing activities:
Proceeds from long-term debt, net of discounts	5,500.0	2,490.1
Treasury stock acquired	(5,500.0)	(4,493.0)
Repayment of long-term debt	(3,390.8)	(2,834.3)
Net proceeds from employee stock plans	183.1	510.5
Excess tax benefit relating to employee stock-based compensation	58.2	94.0
Other, net	(67.5)	(57.0)

Net cash used in financing activities	(3,217.0)	(4,289.7)

Effect of foreign currency translation adjustment	(9.1)	(6.2)

Net increase (decrease) in cash and cash equivalents	1,353.7	(158.8)
Cash and cash equivalents at beginning of period	1,832.6	1,991.4

Cash and cash equivalents at end of period	$3,186.3	$1,832.6

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Claims Volume
Network	242.1	240.6	922.2	933.6
Home delivery and specialty (1)	31.2	32.9	121.6	128.5

Total claims	273.3	273.5	1,043.8	1,062.1

Adjusted network	250.0	240.6	942.8	933.6
Adjusted home delivery and specialty (1)	91.5	96.4	355.8	376.2

Total adjusted claims(2)	341.5	337.0	1,298.6	1,309.8

Depreciation and Amortization (D&A):
Revenue amortization(3)	$23.7	$26.9	$95.1	$112.4
Cost of revenues depreciation	36.5	34.2	138.2	130.1
Selling, general and administrative depreciation	162.3	114.6	490.0	359.3
Selling, general and administrative amortization(3)	408.9	409.0	1,635.8	1,641.1

Total D&A	$631.4	$584.7	$2,359.1	$2,242.9

Generic Fill Rate*
Network	84.8%	83.5%	85.1%	83.7%
Home delivery	79.4%	78.0%	79.5%	77.2%
Overall	84.2%	82.8%	84.4%	82.9%

Note: See Appendix for Footnotes

*	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g. therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications which are primarily dispensed by pharmacies in our retail networks.

Table 2

Calculation of Express Scripts Holding Company Unaudited Adjusted Gross Profit and SG&A

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Gross profit, as reported	$2,263.2	$2,094.0	$8,401.9	$7,925.1
Amortization of intangible assets (3)	23.7	26.9	95.1	112.4
Transaction and integration costs (4)	77.4	180.9	218.0	462.3

Adjusted gross profit	$2,364.3	$2,301.8	$8,715.0	$8,499.8

Selling, general and administrative, as reported	$1,049.4	$1,151.2	$4,062.6	$4,322.7
Amortization of intangible assets (3)	408.9	409.0	1,635.8	1,641.1
Transaction and integration costs (4)	101.6	201.6	298.8	614.4
Legal settlement (5)	—	—	60.0	—

Adjusted selling, general and administrative	$538.9	$540.6	$2,068.0	$2,067.2

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company Unaudited EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

Provided below is a reconciliation of net income attributable to Express Scripts to EBITDA and Adjusted EBITDA attributable to Express Scripts. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income attributable to Express Scripts, as reported	$773.5	$581.8	$2,476.4	$2,007.6
Provision for income taxes	317.4	241.8	1,364.3	1,031.2
Depreciation and amortization*	631.4	584.7	2,359.1	2,242.9
Other expense	117.5	112.3	475.5	536.2

EBITDA attributable to Express Scripts, as reported	1,839.8	1,520.6	6,675.3	5,817.9
Transaction and integration costs (4)*	92.2	336.5	311.6	984.6
Legal settlement (5)	—	—	60.0	—

Adjusted EBITDA attributable to Express Scripts	$1,932.0	$1,857.1	$7,046.9	$6,802.5

Total adjusted claims(2)	341.5	337.0	1,298.6	1,309.8

Adjusted EBITDA attributable to Express Scripts, per adjusted claim	$5.66	$5.51	$5.43	$5.19

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA excluding the impact of certain charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA attributable to Express Scripts is earnings before income taxes, depreciation and amortization and other expense. EBITDA attributable to Express Scripts is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA attributable to Express Scripts, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA attributable to Express Scripts may not be comparable to that used by other companies.

Adjusted EBITDA attributable to Express Scripts per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA attributable to Express Scripts excluding transaction and integration costs recorded each year, and a legal settlement, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA attributable to Express Scripts per adjusted claim is calculated by dividing adjusted EBITDA attributable to Express Scripts by the adjusted claim volume for the period. This measure is used as an indicator of EBITDA attributable to Express Scripts performance on a per-unit basis. Adjusted EBITDA attributable to Express Scripts, and as a result, adjusted EBITDA attributable to Express Scripts per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Depreciation and amortization for the three months ended December 31, 2015 and 2014 presented above includes $86.8 million and $46.0 million, respectively, of depreciation related to the integration of Medco Health Solutions, Inc. (“Medco”) which is not included in transaction and integration costs. Depreciation and amortization for the year ended December 31, 2015 and 2014 presented above includes $205.2 million and $92.1 million, respectively, of depreciation related to the integration of Medco which is not included in transaction and integration costs.

Table 4

Calculation of Express Scripts Holding Company Unaudited Adjusted Diluted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(per diluted share)
Diluted EPS attributable to Express Scripts, as reported	$1.13	$0.79	$3.56	$2.64

Excluding items indicated:
Transaction and integration costs (4)	0.17	0.32	0.47	0.89
Legal settlement (5)	—	—	0.05	—
Debt redemption costs (6)	—	—	0.01	0.06
Discrete tax items (7)	(0.13)	(0.09)	(0.11)	(0.15)
Amortization of intangible assets (3)	0.39	0.37	1.55	1.44

Diluted EPS attributable to Express Scripts, adjusted	$1.56	$1.39	$5.53	$4.88

Note: See Appendix for Footnotes

The Company is providing diluted EPS attributable to Express Scripts and adjusted diluted EPS attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Unaudited Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	Income before income taxes	Provision for income taxes	Effective income rate tax	Income before income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$1,096.3	$317.4		$3,863.8	$1,364.3
Net income attributable to non-controlling interest	(5.4)	—		(23.1)	—

Income before income taxes attributable to Express Scripts	1,090.9	317.4	29.1%	3,840.7	1,364.3	35.5%

Excluding items indicated:
Transaction and integration costs(4)	179.0	67.2		516.8	194.2
Legal settlement(5)	—	—		60.0	22.5
Debt redemption costs (6)	—	—		9.2	3.5
Discrete tax items(7)	—	92.2		—	79.2
Amortization of intangible assets(3)	432.6	162.4		1,730.9	650.6

Income before income taxes attributable to Express Scripts, as adjusted	$1,702.5	$639.2	37.5%	$6,157.6	$2,314.3	37.6%

Adjusted net income attributable to Express Scripts		$1,063.3			$3,843.3

Note: See Appendix for Footnotes

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Unaudited Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	Income Before Income Taxes	Provision for income taxes	Effective income tax Rate	Income before Income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$830.5	$241.8		$3,066.2	$1,031.2
Net income attributable to non-controlling interest	(6.9)	—		(27.4)	—

Income before income taxes attributable to Express Scripts	823.6	241.8	29.4%	3,038.8	1,031.2	33.9%

Excluding items indicated:
Transaction and integration costs(4)	382.5	144.3		1,076.7	405.9
Debt redemption costs(6)	—	—		75.9	28.6
Discrete tax items(7)	—	68.3		—	113.9
Amortization of intangible assets(3)	435.9	164.5		1,753.5	661.1

Income before income taxes attributable to Express Scripts, as adjusted	$1,642.0	$618.9	37.7%	$5,944.9	$2,240.7	37.7%

Adjusted net income attributable to Express Scripts		$1,023.1			$3,704.2

Note: See Appendix for Footnotes

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company Unaudited 2016 Guidance Information

	Estimated Year Ending	Estimated Year Ending
	December 31, 2016	December 31, 2016
(in millions, except per share and per claim data)	Current Guidance	Previous Guidance

Adjusted Diluted EPS attributable to Express Scripts*	$6.10 to $6.28	$6.08 to $6.28
Year over year growth	10%-14%	10%-14%

Diluted EPS attributable to Express Scripts	$4.46 to $4.60	$4.44 to $4.60

Total adjusted claims	1,255 to 1,295	1,255 to 1,295

Adjusted selling, general and administrative**	$1,905 to $1,985	$1,905 to $1,985

Selling, general and administrative	$3,515 to $3,635	$3,515 to $3,635

Operating income	$5,245 to $5,360	$5,245 to $5,360

EBITDA attributable to Express Scripts***	$7,230 to $7,430	$7,230 to $7,430

Diluted weighted average shares outstanding during the period	645 to 665	645 to 665

Cash flow provided by operating activities	$4,600 to $5,100	$4,600 to $5,100

GAAP items not included in guidance (*)

*	The Company is unable to reasonably estimate the charges, including discrete tax items, anticipated to be included in the list of GAAP items not included in such measure. Estimated 2016 Adjusted Diluted EPS attributable to Express Scripts excludes amortization of intangible assets per diluted share in the range of $1.64 to $1.68.

**	Estimated 2016 Adjusted selling, general and administrative excludes amortization of intangible assets in the range of $1,610 million to $1,650 million.

***	Estimated 2016 EBITDA attributable to Express Scripts is Adjusted Operating Income excluding depreciation and amortization in the range of $300 million to $350 million and includes net income attributable to non-controlling interest of $20 million to $25 million. 2016 Adjusted Operating Income is Operating Income excluding selling, general and administrative amortization of intangible assets in the range of $1,610 million to $1,650 million and revenue amortization of intangible assets of $95 million.

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs, (b) drugs distributed to clients of other PBMs under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims (a) includes an adjustment to certain network claims to reflect an approximate 30-day equivalent fill and (b) reflects home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.

(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts, Inc. (“ESI”) intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with Anthem which commenced upon closing of the NextRx acquisition in 2009. Amortization of intangibles that arises in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $23.7 million ($14.8 million net of tax) and $26.9 million ($16.7 million net of tax) is included as a reduction to revenue for the three months ended December 31, 2015 and 2014, respectively. Intangible amortization of $95.1 million ($59.4 million net of tax) and $112.4 million ($70.0 million net of tax) is included as a reduction to revenue for the year ended December 31, 2015 and 2014, respectively.

Other legacy ESI intangible amortization of $9.4 million ($5.9 million net of tax) and $9.5 million ($5.9 million net of tax) for the three months ended December 31, 2015 and 2014, is included in selling, general and administrative expense, respectively. Other legacy ESI intangible amortization of $37.7 million ($23.5 million net of tax) and $37.8 million ($23.5 million net of tax) for the year ended December 31, 2015 and 2014, is included in selling, general and administrative expense, respectively.

Amortization of intangible assets related to the acquisition of Medco of $399.5 million ($249.5 million net of tax) and $399.5 million ($248.8 million net of tax) for the three months ended December 31, 2015 and 2014, is included in selling, general and administrative expense, respectively. Amortization of intangible assets related to the acquisition of Medco of $1,598.1 million ($997.4 million net of tax) and $1,603.3 million ($998.9 million net of tax) for the year ended December 31, 2015 and 2014, is included in selling, general and administrative expense, respectively.

(4)	Transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $77.4 million ($48.4 million net of tax) and $180.9 million ($112.6 million net of tax) are primarily composed of integration-related activities, and are included in gross profit for the three months ended December 31, 2015 and 2014, respectively. Costs of $218.0 million ($136.1 million net of tax) and $462.3 million ($288.0 million net of tax) are primarily composed of integration-related activities, and are included in gross profit for the year ended December 31, 2015 and 2014, respectively.

Costs of $101.6 million ($63.4 million net of tax) and $201.6 million ($125.6 million net of tax) are primarily composed of professional fees, integration-related activities and severance costs, and are included in selling, general and administrative expense for the three months ended December 31, 2015 and 2014, respectively. Costs of $298.8 million ($186.5 million net of tax) and $614.4 million ($382.8 million net of tax) are primarily composed of professional fees, integration-related activities and severance costs, and are included in selling, general and administrative expense for the year ended December 31, 2015 and 2014, respectively.

(5)	Charge related to a legal settlement of $60.0 million ($37.5 million net of tax) is included in selling, general and administrative expense for the year ended December 31, 2015.

(6)	Debt redemption costs, which include write-off of deferred financing fees incurred for the early repayment of the 2011 term loan, totaled $9.2 million ($5.7 million net of tax) and are included in interest expense for the year ended December 31, 2015. Debt redemption costs, which include write-off of deferred financing fees incurred for the early redemption of senior notes, totaled $75.9 million ($47.3 million net of tax) and are included in interest expense for the year ended December 31, 2014.

(7)	Provision for income taxes includes discrete tax benefits of $92.2 million and $79.2 million for the three months and year ended December 31, 2015, compared to net discrete tax benefits of $68.3 million and $113.9 million for the three months and year ended December 31, 2014. The 2015 net discrete tax benefits relate primarily to changes in our unrecognized tax benefits as a result of various state audit settlements and lapses in statutes of limitations. The 2014 net discrete tax benefits relate primarily to a change in estimate resulting in the recognition of tax benefits for a permanent deduction related to domestic production activities, offset by charges related to interest on and changes in our unrecognized tax benefits.